                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  November 12, 2002




                 PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Colorado                       0-27513                  84-1308436
--------------------------------------------------------------------------------
 (State or other jurisdiction          (Commission             (IRS Employer
       of incorporation)               File Number)          Identification No.)



1401 17th Street, Suite 1150, Denver, Colorado                    80202
--------------------------------------------------------------------------------
  (Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:           (303) 295-1044
                                                     ---------------------------




                  2525 15th Street, #3H, Denver, Colorado 80211
                  ---------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT. Pursuant to the Reorganization Agreement, as discussed in Item 2, below, Rangeley Corporation ("Rangeley"), the sole shareholder of U.S. Medical Systems, Inc. ("USMS"), now owns 15,000,000 shares of common stock (approximately 83.33% of the voting securities) of the Registrant. 7,500,000 of these shares were pledged by Rangeley as collateral for a promissory note issued by the Registrant, as described in Item 2.

Rangeley's president is Peter G. Futro, who became an officer and director of the Registrant pursuant to the reorganization described below. Mr. Futro is the beneficial owner of Rangeley.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

AGREEMENT AND PLAN OF REORGANIZATION. On November 12, 2002, the Registrant acquired 100% of the issued and outstanding common stock of USMS, in exchange for an aggregate of 15,000,000 shares of the Registrant's common stock pursuant to an Agreement and Plan of Reorganization dated November 12, 2002 (the "Reorganization Agreement"). As a result, USMS became a wholly-owned subsidiary of the Registrant.

Simultaneously with the execution of the Reorganization Agreement, and effective November 12, 2002, the officers and directors of the Registrant resigned, and members of USMS's management team were appointed as officers and directors of the Registrant and will serve until their successors are duly elected at the next annual shareholders' meeting of the Registrant. New management plans to immediately focus on executing USMS's medical device marketing and distribution business plan.

As part of the reorganization, Pride, Inc., the Registrant's wholly-owned subsidiary which operates a real estate investment business, will be spun-off to the Registrant's shareholders of record at November 27, 2002, but excluding shareholders who acquired the Registrant's shares by virtue of the reorganization. Each of the Registrant's shareholders will receive one share of common stock of Pride, Inc. for each share of common stock of the Registrant held as of the record date. The spin off share distribution will occur following effectiveness of an appropriate registration statement by Pride, Inc. Pursuant to the Reorganization Agreement, the Registrant issued 1,650,000 shares of the Registrants common stock to Pride, Inc.

Pursuant to the Reorganization Agreement, the Registrant executed a $360,000 promissory note in favor of Pride, Inc. The note requires $10,000 monthly payments, accrues interest at 4.25% per annum, simple, payable monthly in arrears, with the remaining balance due November 12, 2005. Rangeley pledged to Pride, Inc. 7,500,000 shares of the Registrant which were issued to Rangeley as part of the reorganization as collateral. Should the Registrant default on the note, Pride, Inc. may acquire ownership of the shares, which, as a result, Pride, Inc. would own approximately 41.66% of the outstanding shares of the Registrant.

RESIGNATIONS AND APPOINTMENT OF DIRECTORS. Pursuant to the Reorganization Agreement, the officers and directors of the Registrant resigned their respective positions and Peter G. Futro became an officer and director of the Registrant, George Anagnost became an officer and director of the Registrant and Kenton D. Sieckman became a director of the Registrant. Summary biographies of the Registrant's new officers and directors follow:

         PETER G. FUTRO, age 59, President, Treasurer and Director - Mr. Futro is a practicing attorney and a member of the law firm of Futro & Trauernicht LLC, Denver, Colorado, which represents public and private companies in transactional areas of law including corporate, securities, mergers and commercial transactions. Mr. Futro graduated with a Ph.B. in Philosophy in 1966 from Wayne State

University and a J.D. in 1971 from the University of Denver. Futro & Trauernicht LLC is legal counsel for U.S. Medical Systems, Inc. and will provide counsel to the Registrant.

         GEORGE ANAGNOST, age 52, Vice-President, Secretary and Director - Mr. Anagnost has over twenty years of experience in corporate finance, including serving as the syndicate manager and a member of the corporate department of RAF Financial Corporation. Mr. Anagnost also was the vice-president of advertising and public relations at Novan Energy Inc., a NASDAQ-listed company. Mr. Anagnost was also a member of the board of directors of Novan's AHS division. Novan Energy was the largest manufacturer and distributor of renewable energy and solar energy systems in Colorado, with over 50 distributors and 500 dealers nationwide. Novan Energy merged with US filter (former Ashland Oil Division) and in 2000 acquired by Vivendi Universal. Mr. Anagnost was a managing director of Mikorp LLC, a private hedge fund. Mr. Anagnost graduated with a B.A. in History from the University of Rhode Island in 1974, and participated in the M.S. program at Boston University's School of Public Communications, 1975 through 1978.

         KENTON D. SIECKMAN, age 41, Director - Mr. Sieckman is the Vice-President of Systems Engineering at BEA Systems, Inc., a NASDAQ-listed software applications infrastructure company headquarter in San Jose, California. Mr. Sieckman responsibilities at BEA Systems include the management of all pre-sales system engineers, managers and systems engineering directors across the Americas. This includes over 250 sales persons, finance, human resources, product marketing, research and development, training and field readiness. Mr. Sieckman graduated with a B.A. in Mathematics and Computer Science from the University of Colorado in 1983.

ABOUT U.S. MEDICAL SYSTEMS, INC.

U.S. Medical Systems, Inc. is a development-stage marketing and distribution organization which plans to provide medical devices and support services to the healthcare industry. Over the next few years, U.S. Medical plans to introduce a series of new medical devices. U.S. Medical has commenced plans to achieve this goal through exclusive agreements with: (i) medical device manufacturers; and
(ii) a manager of a network of over 300 medical clinics in 28 states.

U.S. Medical plans to focus on its core competencies in sales and marketing and outsource other functions such as manufacturing and related engineering and product development. In most cases, products will be leased to either the clinician performing the procedure or the affiliated clinics where the procedures are performed. Generally, leased products will be shipped directly to customers by the manufacturer and support services will be provided directly by the manufacturer pursuant to agreements with U.S. Medical.

USMS has acquired marketing, leasing and distribution rights for therapeutic laser instruments. The non-surgical therapeutic laser stimulates tissue repair via photo-biostimulation. Results include pain reduction, swelling reduction, increased blood flow and wound healing.

U.S. Medical recently reached agreement with a manufacturer of a unique, portable, high resolution ultrasound imaging device. The device allows the first 1 and 1/2 inches of soft tissue to be imaged non-invasively and with clarity not presently available with other commercial technology. Applications for the technology include pressure ulcer (bed sore) prevention, chronic wounds, burns, dermatology, product testing and superficial tendon and ligament pathology. The device is patented and has FDA marketing clearance.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired. The required financial statements will be provided as an amendment to this Form 8-K as soon as practicable but not later than 60 days after the due date of this report.

         (b) Pro Forma Financial Information. The required pro forma financial information will be provided as an amendment to this Form 8-K as soon as practicable but not later than 60 days after the due date of this report.

         (c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.

Exhibit No.       Description
-----------       -----------
2.2               Agreement and Plan of Reorganization dated November 12, 2002 by and among the Registrant, U.S. Medical Systems, Inc.
                  ("USMS") and certain shareholders of USMS (filed herewith).

10.3              Promissory Note dated November 12, 2002 (filed herewith).




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.



                                  By: /s/ Peter G. Futro
                                     -------------------------------------------
                                     Peter G. Futro, President

Date: November 21, 2002

EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
2.2               Agreement and Plan of Reorganization dated November 12, 2002 by and among the Registrant, U.S. Medical Systems, Inc.
                  ("USMS") and certain shareholders of USMS (filed herewith).

10.3              Promissory Note dated November 12, 2002 (filed herewith).